                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               PITT-DES MOINES, INC.
                (Name of Registrant as Specified In Its Charter)

                               PITT-DES MOINES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

     P D M (BLACK LOGO)
     PITT-DES MOINES, INC.
     3400 Grand Avenue
     Pittsburgh, Pennsylvania  15225



     Dear Stockholder,


       You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 26, 1994, at 2:00 p.m., in the Cafeteria Building adjacent to the Main Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania.

       Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Meeting and Proxy Statement which follow. This year you are asked to elect directors and to ratify the appointment of auditors for the year ending December 31, 1994.

       It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy in the enclosed envelope as promptly as possible.

                                           Sincerely,

                                           /s/ W.W. McKee
                                           -------------------------------------
                                               W.W. McKee
                                           President and Chief Executive Officer



     April 8, 1994

                             PITT-DES MOINES, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1994



       The Annual Meeting of Stockholders of Pitt-Des Moines, Inc. ("Company") will be held on Thursday, May 26, 1994, at 2:00 p.m., in the Cafeteria Building adjacent to the Main Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania, for the following purposes:

       1. To elect three directors for a three-year term expiring in 1997.

       2. To ratify the appointment of auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1994.

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Holders of record of the Company's Common Stock at the close of business on March 18, 1994 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

       ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.




                                                             T.R. LLOYD
                                                   General Counsel and Secretary



     April 8, 1994
     Pittsburgh, Pennsylvania

                             PITT-DES MOINES, INC.


                                 _____________


                                PROXY STATEMENT
                                 APRIL 8, 1994

                                 _____________

  This proxy statement is being furnished to the stockholders of Pitt-Des Moines, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 26, 1994 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225. This proxy statement and enclosed proxy are first being mailed to stockholders on or about April 8, 1994.

  Only holders of common stock, no par value ("Common Stock"), of record at the close of business on March 18, 1994 are entitled to notice of and to vote at the Annual Meeting. As of that date the Company had outstanding 2,323,978 shares of Common Stock. Each share of the Common Stock of the Company is entitled to one vote at the Annual Meeting.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three director nominees listed below, and FOR the proposal to ratify the appointment of Ernst & Young as auditors for the year ending December 31, 1994. As to any other business which may properly come before the Annual Meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

  The Articles of Incorporation of the Company provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than twelve directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at ten. The Board of Directors is classified in respect of the time for which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

  Three directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each stockholder is entitled to one vote for each share held of record on March 18, 1994 and each share may be voted for each of three director positions to be filled. The three nominees receiving the highest number of votes will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

  UNLESS AUTHORITY IS WITHHELD, ALL PROXIES EXECUTED AND RETURNED WILL BE VOTED IN FAVOR OF THE FOLLOWING THREE DIRECTOR NOMINEES.

BIOGRAPHY

  The following biographical information has been furnished by the respective nominees and continuing directors.

DIRECTOR NOMINEES TO BE ELECTED FOR TERMS EXPIRING IN 1997:

J.C. BATES, AGE 73.

Director since 1985; Chairman of the Compensation Committee.

  Retired Vice President of Allegheny International, Inc.; and formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P.O. ELBERT, AGE 63.

Director since 1988; member of the Executive and Employee Benefits Committees.

  Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

W.W. MCKEE, AGE 55.

Director since 1988; member of the Executive Committee.

  President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.


DIRECTORS WHOSE TERMS EXPIRE IN 1995:

W.R. JACKSON, JR., AGE 61.

Director since 1982; member of the Nominating Committee.

  Consultant and private investor; and formerly President and Treasurer of the Company from 1983 to 1987.

A.J. PADDOCK, AGE 85.

Director since 1971; member of the Executive, Audit and Nominating Committees.

  Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P.J. TOWNSEND, AGE 58.

Director since 1983; member of the Audit Committee.

  Private investor and active in civil and community affairs; and formerly Assistant Secretary of the Company from 1987 to 1988.


DIRECTORS WHOSE TERMS EXPIRE IN 1996:

R.W. DEAN, AGE 51.

Director since 1993; member of the Compensation Committee.

  Retired President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W.R. JACKSON, AGE 85.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

  Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board since 1971. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

W.E. LEWELLEN, AGE 68.

Director since 1989; member of the Compensation and Audit Committees.

  Retired Senior Vice President, Finance and Treasurer of USX Corporation; and formerly held various management positions with USX Corporation for 42 years.

  Mr. Lewellen also is a director of RMI Titanium Company, Niles, Ohio and Joseph Horne Co., Inc., Pittsburgh, Pennsylvania.

J.H. LONG, AGE 80.

Director since 1978; member of the Executive, Compensation, Employee Benefits and Nominating Committees.

  Retired Chairman of the Board and Chief Executive Officer of the Company from 1988 to 1990; formerly President and Treasurer of the Company since 1987; and formerly retired President of American Bridge Division, U.S. Steel Corporation.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board met six times during 1993. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

  The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met seven times during 1993. The Executive Committee consists of W.R. Jackson (Chairman), P.O. Elbert, J.H. Long, W.W. McKee and A.J. Paddock.

  The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 1993. The Audit Committee consists of W.R. Jackson (Chairman), A.J. Paddock, P.J. Townsend and W.E. Lewellen.

  The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met seven times in 1993. The Compensation Committee consists of J.C. Bates (Chairman), J.H. Long, W.R. Jackson, W.E. Lewellen and R.W. Dean.

  The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met once in 1993. The Employee Benefits Committee consists of W.R. Jackson (Chairman), P.O. Elbert and J.H. Long.

  The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it met once in 1993. The Nominating Committee consists of W.R. Jackson, Jr., J.H. Long and A.J. Paddock.

  Each Director attended at least 75 percent of the total number of meetings of the Board and Committees of the Board on which such Director served.

  Seven of the ten present Directors are not salaried employees of the Company. These Directors are entitled to the following payments: annual retainer, $14,000 paid in quarterly installments of $3,500; attendance fee per regular meeting, $750; Executive Committee member annual retainer, $6,500 paid in quarterly installments of $1,625; attendance fee per meeting for Executive Committee, $150; quarterly fee for Chairman of Compensation Committee, $250; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $600; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

  Stockholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying stockholder including information regarding the proposed nominee and the notifying stockholder, a description of all arrangements or understandings between the notifying stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying stockholder and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

  In accordance with the Bylaws, stockholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 21, 1994. As of such date, the Company received no such stockholder nominations.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

  Directors who have completed five years of service as a non-employee director and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company, are entitled to receive a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to and including 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will continue for the number of years the director served on the Board, not to exceed 10 years. Payments continue to be paid upon the death of a director at 50% of the entitlement, payable to the surviving spouse.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation plans and programs are administered by the Compensation Committee ("Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced stockholder value. The Company's executive compensation program has three components: 1) base salary; 2) potential for an annual bonus either under the Company's Management Incentive Plan ("MIP") or on a discretionary basis; and 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP"). The MIP and SOP attempt to align executive officer and stockholder interests. The Company's Chief Executive Officer ("CEO") does not participate in the MIP.

  Under the terms of the MIP, a minimum rate of return on stockholders' equity must be achieved and a dividend must be paid before bonuses can be awarded.
Once these criteria are met, the total amount of bonus available for distribution to eligible executive officers under the MIP is based on a percentage of the Company's consolidated operating income. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance. The Committee may grant a discretionary bonus award to the CEO based on Company and individual performance.

  Under the terms of the MIP, the Company's eligible executive officers were not entitled to receive and were not awarded bonuses under the MIP for the year ended December 31, 1993. In addition, no discretionary bonus awards were made to any executive officer for the year ended December 31, 1993.

  All of the executive officers participate in the SOP. Under the SOP, the Committee may make grants of stock options which usually vest over a four year period. These options generally expire within ten years after the date of grant. In 1993, no stock options were granted to any executive officer under the SOP.

  During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary.

  In 1993, the Committee retained the services of Towers Perrin, as a compensation counsulting firm, to assist the Committee in connection with the performance of its duties and to advise the Committee on the Company's management compensation plans and programs.

  All amounts paid or accrued during 1993 under the above described plans and programs are included in the tables which follow.

COMPENSATION COMMITTEE

J.C. Bates                    W.R. Jackson
R.W. Dean                     W.E. Lewellen
                              J.H. Long

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholders return on the Company's Common Stock from January 1, 1989 through December 31, 1993 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).



                           [GRAPH APPEARS HERE]



                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG PITT-DES MOINES, INC.,
       AMEX MARKET VALUE INDEX AND DJ INDUSTRIAL DIVERSIFIED GROUP INDEX





                                     1988    1989    1990    1991    1992    1993
Pitt-Des Moines, Inc.               100.00  121.38  138.64  191.63  171.41  130.23

Dow Jones Industrial                100.00  122.00  108.73  134.23  155.22  189.22
Diversified Industry Group Index

American Stock Exchange Market      100.00  127.52  108.14  133.19  135.02  160.41
Value Index
- ----------------

  The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1989 in each of Pitt-Des Moines, Inc., the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the years ended December 31, 1991, 1992 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                           SUMMARY COMPENSATION TABLE


                                                              ANNUAL COMPENSATION
                                                            ----------------------
                                                                                         ALL OTHER
                                                            SALARY(1)     BONUS(1)    COMPENSATION(2)
NAME AND PRINCIPAL POSITION                        YEAR        ($)          ($)            ($)
- ----------------------------------------------    ------    ---------     --------    ---------------
W.W. McKee                                         1993      315,000          -            4,577
President & Chief Executive                        1992      300,000        33,333         4,444
Officer                                            1991      300,000       183,333

P.O. Elbert                                        1993      230,000          -            9,595
Chairman of the Board                              1992      220,000        33,333         8,367
                                                   1991      220,000       133,333

R.A. Byers                                         1993      198,337          -            9,762
Vice President, Finance and                        1992      190,000          -            9,375
Administration and Treasurer                       1991      183,750        90,000

T.R. Lloyd                                         1993      139,753           -           5,070
General Counsel and Secretary                      1992      127,500           -           4,645
                                                   1991      117,500        50,000
- ----------------

(1) Amounts shown include cash compensation earned and accrued in the year indicated.

(2) Amounts shown in this column for the year ended December 31, 1993 include Company contributions under the Savings and Investment Plan as follows:
     P.O. Elbert - $5,195; R.A. Byers - $5,962; and T.R. Lloyd - $2,520.  Also
     shown in this column are Company contributions under the Employee Stock Ownership Plan as follows: W.W. McKee - $4,577; P.O. Elbert - $4,400; R.A. Byers - $3,800; and T.R. Lloyd - $2,550.

EXECUTIVE AGREEMENTS

  The Company has an agreement with Mr. McKee which provides for the following:
1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share (based upon 2,447,578 outstanding shares) and $30.00 per share, multiplied by 50,000 and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period or if, at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  The Company has an agreement with Mr. Elbert which provides for one-half of his base salary, payable until age 65, if his employment is terminated by the Company without "cause" or if he resigns for "good reason".

  The Company has separate agreements with Messrs. Byers and Lloyd which provide for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share (based upon 2,447,578 outstanding shares) and $30.00 per share, multiplied by 15,000 and 7,500, respectively; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Messrs. Byers and Lloyd also would be entitled to receive an amount equal to three times the total base salary and bonus paid to them for their last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the year ended December 31, 1993 and unexercised options held on December 31, 1993:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED
                                           OPTIONS AT FISCAL YEAR-END (#)(1)
                                          ----------------------------------

         NAME                                EXERCISABLE       UNEXERCISABLE
         ----                                -----------       -------------

        W.W. McKee                           8,250             2,750
        P.O. Elbert                          5,625             1,875
        R.A. Byers                           5,250             1,750
        T.R. Lloyd                           3,000             1,000
- -----------------

(1) Market value of underlying securities at year-end was less than the option price.

PENSION PLANS

  The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the 5th anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

  This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                              PENSION PLAN TABLE


                        ESTIMATED ANNUAL PENSION BENEFITS
REMUNERATION(1)        AFTER YEARS OF CREDITED SERVICE(2)
- -----------------  -------------------------------------------
                     15       20       25       30       35
                   -------  -------  -------  -------  -------

  $125,000         $19,922  $26,563  $33,204  $39,845  $46,485
   150,000          24,048   32,064   40,080   48,096   56,112
   175,000          28,171   37,562   46,953   56,344   65,734
   200,000          32,297   43,063   53,829   64,595   75,360
   225,000          36,423   48,564   60,705   72,846   84,987
   250,000          37,058   49,411   61,764   74,117   86,470
   300,000          37,058   49,411   61,764   74,117   86,470
   400,000          37,058   49,411   61,764   74,117   86,470
- -----------------

(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement subject to limitations imposed by the Tax Reform Act of 1986 (i.e. the maximum salary that can be considered for 1993 is $235,840).

(2) The benefits are not subject to any deduction for Social Security benefits.

  For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: W.W. McKee - $220,000, 16 years; P.O. Elbert - $190,000, 8 years; R.A. Byers - $160,000, 33 years; and T.R. Lloyd
- - $110,000, 23 years.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of February 11, 1994 unless otherwise noted.

                                                             PERCENTAGE OF
                                 AMOUNT AND NATURE OF     OUTSTANDING SHARES
NAME                           BENEFICIAL OWNERSHIP(1)    BENEFICIALLY OWNED
- ------------------         -----------------------------  ------------------

J.C. Bates                   1,000  Sole                           *

R.A. Byers                   5,250  Sole(2)                        *
                               276  Shared(3)                      *

R.W. Dean                    1,000  Sole                           *

P.O. Elbert                 15,625  Sole(2)                        *
                               525  Shared(3,4)                    *

W.R. Jackson               165,994  Sole(5)                       7.14
                           115,990  Shared(3,6-8)                 4.99

W.R. Jackson, Jr.           91,660  Sole(9)                       3.94
                           147,864  Shared(7,10,11)               6.36

W.E. Lewellen                  400  Shared(12)                     *



T.R. Lloyd                   3,000  Sole(2)                        *
                               124  Shared(3)                      *

J.H. Long                    4,300  Sole                           *
                               100  Shared(13)                     *

W.W. McKee                   9,250  Sole(2)                        *
                               341  Shared(3)                      *

A.J. Paddock                 1,712  Sole                           *
                            44,524  Shared(7,11,14)               1.92

P.J. Townsend               92,205  Sole                          3.97
                           110,523  Shared(8,11,15)               4.76

Directors, Nominees and
Executives Officers        390,996  Sole(2,5,9)                  16.82
as a Group                 314,094  Shared(3,4,6-8,10-14,15)     13.52
(12 persons)


  * Indicates beneficial ownership of less than one percent of the Company's Common Stock.

 (1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 11, 1994). Except as otherwise noted, the persons listed have both voting and investment power.

(2) Includes shares subject to vested options under the Company's Stock Option Plan of 1990 as follows: R.A. Byers, 5,250 shares; P.O. Elbert, 5,625 shares; T.R. Lloyd, 3,000 shares; W.W. McKee, 8,250 shares and current directors, nominees for director and executive officers as a group, 22,125 shares.

(3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s), as follows: R.A. Byers, 276 shares; P.O. Elbert, 325 shares; W.R. Jackson, 77 shares; T.R. Lloyd, 124 shares; W.W. McKee, 341 shares; and current directors, nominees for director and executive officers as a group, 1,143 shares. Each of the named individuals and each member of the group has shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

(4) Includes 200 shares owned by the spouse of P.O. Elbert, as to which shares he disclaims beneficial ownership.

(5) Includes 18,976 shares held in four trusts in which W.R. Jackson is trustee, 8,776 shares as to which he disclaims beneficial ownership.

(6) Includes 1,500 shares owned by the spouse of W.R. Jackson and 65,660 shares held in two trusts in which W.R. Jackson, S.M. Jackson and a bank are co-trustees, as to which shares he disclaims beneficial ownership.

(7) Includes 30,820 shares held in two trusts in which W.R. Jackson, W.R. Jackson, Jr. and A.J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

 (8) Includes 17,933 shares held in a trust in which W.R. Jackson and P.J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

 (9) Includes 32,918 shares held in two custodial accounts for which W.R. Jackson, Jr. is custodian for benefit of his children and 42,742 shares held in a trust in which W.R. Jackson, Jr. is trustee, as to which shares he disclaims beneficial ownership.

(10) Includes 11,730 shares owned by the spouse of W.R. Jackson, Jr. and 91,814 shares held in four trusts in which W.R. Jackson, Jr. and a bank are co-trustees, as to which shares he disclaims beneficial ownership.

(11) Includes 13,500 shares held in a trust in which W.R. Jackson, Jr., P.J. Townsend and A.J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(12) All such shares are jointly owned with the spouse of W.E. Lewellen.

(13) All such shares are owned by the spouse of J.H. Long, as to which shares he disclaims beneficial ownership.

(14) Includes 204 shares owned by the spouse of A.J. Paddock, as to which shares he disclaims beneficial ownership.

(15) Includes 15,490 shares owned by the spouse of P.J. Townsend, 63,244 shares held in three trusts in which P.J. Townsend and M.M. Jackson are co-trustees and 356 shares held in a trust in which P.J. Townsend and a bank are co-trustees. Of these 79,090 shares, P.J. Townsend disclaims beneficial ownership of 58,009 shares.


                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of February 11, 1994, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.


  NAME AND ADDRESS                       AMOUNT AND NATURE OF      PERCENTAGE OF
OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
- ----------------------                   ---------------------  -------------------

 W.R. Jackson (1,2)                      165,994  Sole          7.14%
 3400 Grand Avenue                       115,990  Shared        4.99        12.13%
 Pittsburgh, PA 15225                                           ----

 W.R. Jackson, Jr. (1,2)                  91,660  Sole          3.94
 3400 Grand Avenue                       147,864  Shared        6.36        10.30
 Pittsburgh, PA 15225                                           ----

 P.J. Townsend (1,2)                      92,205  Sole          3.97
 3400 Grand Avenue                       110,523  Shared        4.76         8.73
 Pittsburgh, PA 15225                                           ----

 Dimensional Fund Advisors, Inc. (3)     167,000  Sole
 1299 Ocean Avenue                       167,000  Shared                     7.19
 Santa Monica, CA 90401

 M.M. Jackson(2)                          90,282  Sole          3.88
 3400 Grand Avenue                        63,244  Shared(4)     2.72         6.60
 Pittsburgh, PA 15225                                           ----
- -------------


(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including four individuals named above and others) and the charitable and private trusts of which family members are trustees sharing voting and/or investment power is 992,800 shares and constitutes 42.7% of the Company's outstanding Common Stock as of February 11, 1994. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 167,000 shares of Pitt-Des Moines, Inc. stock as of December 31, 1993, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(4) All such shares are held in four trusts in which M.M. Jackson and P.J. Townsend are co-trustees of which 42,163 shares she disclaims beneficial ownership.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee of the Board consists of J.C. Bates (Chairman), R.W. Dean, W.R. Jackson, W.E. Lewellen and J.H. Long.

  Mr. Jackson is a principal holder of the Company's Common Stock and, as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee and, as such, he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

  Mr. Long is a member of the Compensation Committee and participates in compensation decisions affecting Executive Officers. Mr. Long was an Executive Officer of the Company, serving as President and Treasurer of the Company in 1987 and as Chairman of the Board and Chief Executive Officer from 1988 to 1990.

  On January 26, 1994, the ESOP closed on the purchase of a total of 13,980 shares of the Company's Common Stock from two Jackson family trusts, the William
R. and Lucilla S. Jackson Charitable Trust and the Ruth H. Jackson Charitable Trust. The amount paid to the Jackson family trusts ($503,280) was based upon the closing sale price of $36.00 per share reported by the American Stock Exchange for January 20, 1994, the date the purchase agreement was entered.

  On September 21, 1993, the Company entered into an Investment Letter and Registration Rights Agreement (the "Agreement") with Mr. P.O. Elbert (the "Stockholder"). The Agreement involves 10,000 shares which the Company agrees to purchase and the Stockholder agrees to sell, any or all such shares, upon written notice from the Stockholder. The price per share to be paid by the Company for such shares shall be the closing price per share of the Company's Common Stock as quoted on the American Stock Exchange Composite Index on the date the written notice is received from the Stockholder.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

                                   PROPOSAL 2

  The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young as auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1994. This firm has served as auditors of the Company since 1956. A representative of Ernst & Young will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 1993 were examined by Ernst & Young. In connection therewith, Ernst & Young performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The appointment of Ernst & Young as auditors will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

  The Directors of the Company are not aware that any other matters are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                             ADDITIONAL INFORMATION
SOLICITATION COSTS

  Costs of this solicitation of proxies will be paid by the Company. The Directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph and personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owner of Common Stock held by such persons.

REVOCATION OF PROXY

  Any stockholder who executes and returns the proxy may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted.

ABSTENTIONS

  Under the Company's Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's stockholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of stockholders.


ANNUAL REPORT

  The Annual Report to Stockholders covering the Company's year ended December 31, 1993 is being mailed with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

STOCKHOLDER PROPOSALS

  Any proposal submitted by a stockholder for action at the Company's 1995 Annual Meeting of Stockholders must be received by the Company on or before December 9, 1994, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
               FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 1994

  The undersigned appoints W. R. Jackson, P.O. Elbert and W. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's Cafeteria Building, 3400 Grand Avenue, Pittsburgh, Pennsylvania on May 26, 1994, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1 OR 2 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

    Pitt-Des Moines, Inc., 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225

             (Continued and to be dated and signed on reverse side)

                                                                 [x] PLEASE MARK
                                                                      YOUR VOTES
                                                                        AS THIS
                      --------
                       COMMON

                                                               AUTHORITY
                                                                WITHHELD
Please Mark Your Choice As Shown [_] in Blue      FOR all     (to vote all
or Black ink.                                     nominees      nominees)
1. Election of Directors for a three-year term       [_]           [_]
   expiring in 1997.

                                                   FOR       AGAINST    ABSTAIN
2. Proposal to ratify the appointment of Ernst &   [_]         [_]        [_]
   Young as auditors for the Company for the year ending December 31, 1994.

3. Upon such other matters as may properly come before the meeting or any adjournment.

To withhold authority to vote for any individual nominee, strike a line through that nominee's name.

Nominees: J.C. Bates   P.O Elbert W.W. McKee



Signature(s) ___________________________Dated ___________________________, 1994
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.

                             PITT-DES MOINES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 1994

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: Integra Trust Company, Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 18, 1994, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

 THE TRUSTEE OF THE PLAN WILL, AT ITS SOLE DISCRETION, VOTE SHARES FOR WHICH AN
   EXECUTED INSTRUCTION CARD IS NOT RECEIVED BY MAY 19, 1994. CONSEQUENTLY, A
    FAILURE TO RETURN AN INSTRUCTION CARD IS NOT EQUIVALENT TO VOTING FOR OR AGAINST ANY ITEM NOR IS IT EQUIVALENT TO ABSTAINING FROM VOTING ON ANY ITEM.

*Integra Trust Company, Trustee, has appointed Chemical Bank as Agent to tally the votes.

             (Continued and to be dated and signed on reverse side)

                                                                 [x] PLEASE MARK
                                                                     YOUR VOTES
                                                                       AS THIS
                      --------
                        ESOP

                                                               AUTHORITY
                                                                WITHHELD
Please Mark Your Choice As Shown [_] in Blue      FOR all     (to vote all
or Black ink.                                     nominees      nominees)
1. Election of Directors for a three-year term       [_]           [_]
   expiring in 1997.

                                                   FOR       AGAINST    ABSTAIN
2. Proposal to ratify the appointment of Ernst &   [_]         [_]        [_]
   Young as auditors for the Company for the year ending December 31, 1994.

3. Upon such other matters as may properly come before the meeting or any adjournment.

To withhold authority to vote for any individual nominee, strike a line through that nominee's name.

Nominees: J.C. Bates   P.O Elbert  W.W. McKee



Signature(s) ___________________________Dated ___________________________, 1994
TRUSTEE AUTHORIZATION: I hereby authorize Integra Trust Company as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*Integra Trust Company has appointed Chemical Bank as Agent to tally the votes.